UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 5, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Formerly, HYPERSPACE COMMUNICATIONS, INC.)

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 5, 2007, MPC Corporation (the "Company") obtained amendments and waivers to (i) the Registration Rights Agreement, dated as of September 6, 2006 (the "Registration Rights Agreement") among the Company (previously HyperSpace Communications, Inc.) and the several purchasers signatory thereto (the "Investors") and (ii) the Convertible Debentures due September 6, 2009 (the "Debentures") issued by the Company to the Investors. The Registration Rights Agreement and the Debentures are more fully described in the Company's Form 8-K filed with the Securities and Exchange Commission (the "Commission") on September 11, 2006.

Pursuant to a letter agreement (the "Agreement") the majority of the Investors, including Crestview Capital Master, LLC and Toibb Investment LLC:

(1) agreed to waive the penalty provisions related to an Event for not yet having an effective registration statement, as set forth in Section 2(b) of the Registration Rights Agreement;

(2) extended the dates for filing a registration statement and all related deadlines, in the Registration Rights Agreement, including the date by which the initial registration statement must be declared effective by the Commission, by 120 days.

The Investors also agreed that no Event of Default is presently deemed to have occurred under the Debentures.

There can be no assurance that the Commission will declare a registration statement effective within the new time frames or at all or that the Company will be able to obtain additional amendments and/or waivers if necessary. As a result, the Company may incur additional penalties in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION
Date March 9, 2007	By: /s/ Michael R. Whyte Michael R. Whyte Vice President & Chief Financial Officer